UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 5, 2020
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW,			20037-1701
Suite 800W,
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
4.75% Mandatory Convertible Preferred Stock, Series A, without par value	DHR.PRA	New York Stock Exchange
Floating Rate Senior Notes due 2022	DHR F 06/30/22	New York Stock Exchange
1.700% Senior Notes due 2022	DHR 1.7 01/04/22	New York Stock Exchange
1.700% Senior Notes due 2024	DHR 1.7 03/30/24	New York Stock Exchange
2.500% Senior Notes due 2025	DHR 2.5 07/08/25	New York Stock Exchange
0.200% Senior Notes due 2026	DHR 0.2 03/18/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 2.1 09/30/26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR 1.2 06/30/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR 0.45 03/18/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 2.5 03/30/30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR 0.75 09/18/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR 1.35 09/18/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR 1.8 09/18/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b)    On May 6, 2020, Thomas P. Joyce, Jr., President and Chief Executive Officer of Danaher Corporation (the “Company” or “Danaher”), notified the Company that he will step down from his position as President and Chief Executive Officer, as a member of the Company’s Board of Directors (“Board”) and from each of the Executive, Finance and Science & Technology Committees of the Board, in each case as of September 1, 2020 (the “Effective Date”). As further discussed below, from the Effective Date through February 28, 2021, Mr. Joyce will continue to be employed as a Senior Advisor of the Company to assist in the leadership transition.
(c)    On May 6, 2020, the Board appointed Rainer M. Blair, age 55: (1) as President and Chief Executive Officer of the Company, effective as of September 1, 2020, and (2) to the Company’s Board and to each of the Executive, Finance and Science & Technology Committees of the Company’s Board, in each case effective as of the date of Mr. Blair’s appointment as President and Chief Executive Officer of the Company. Since joining Danaher in 2010, Mr. Blair has served in a series of progressively more responsible general management positions (and as a Danaher officer since 2014), including as Vice President — Group Executive from March 2014 until January 2017 and as Executive Vice President since January 2017.
The Company issued a press release on May 6, 2020 announcing Mr. Joyce’s plan to step down as President and Chief Executive Officer and the appointment of Mr. Blair to replace Mr. Joyce. A copy of the press release is furnished as Exhibit 99.1 to this report.
(d)    As a management director, Mr. Blair will receive no additional compensation for his service on the Board of Directors. Mr. Blair has entered into an indemnification agreement with Danaher, the form of which is disclosed as Exhibit 10.27 to Danaher’s Annual Report on Form 10-K for the year ended December 31, 2019 and which is incorporated by reference herein. There is no arrangement or understanding between Mr. Blair and any other person pursuant to which he was appointed as a director of Danaher. There are no transactions in which Mr. Blair has an interest requiring disclosure under Item 404(a) of Regulation S-K.
(e)    To document Mr. Joyce’s compensation during the period from September 1, 2020 through February 28, 2021 (the “continued employment period”), Danaher entered into a letter agreement with Mr. Joyce on May 6, 2020 (the “Joyce Agreement”). The Joyce Agreement provides that after Mr. Joyce steps down as President and Chief Executive Officer and from the Board on September 1, 2020, he will continue his employment at the Company as Senior Advisor through February 28, 2021 to assist in the Company’s leadership transition. Mr. Joyce’s annual base salary, health and welfare benefits and perquisites will continue unchanged during the continued employment period (except that he will be required to reimburse the Company for all personal use of the Company aircraft during such period); his 2020 annual cash incentive compensation target award opportunity will be pro-rated based on the percentage of the year he serves as President and Chief Executive Officer; and all of his outstanding equity awards will vest and be paid in accordance with the terms of the Company’s 2007 Omnibus Incentive Plan (the “Plan”) and the applicable award agreements.
In connection with Mr. Blair’s promotion to President and Chief Executive Officer, the Compensation Committee:

•	increased his annual base salary rate from $873,600 to $1.1 million, effective as of the Effective Date;

•
modified his 2020 annual cash incentive compensation award opportunity under the Plan, effective as of the Effective Date, to provide that 66.6% of such award opportunity will be based on a target percentage of 125% and a base salary rate of $873,600 (reflecting the terms in effect during the portion of 2020 he is expected to serve as Executive Vice President), and 33.4% of such award opportunity will be based on a target percentage of 200% and a base salary rate of $1.1 million (reflecting the new terms applicable to the portion of 2020 he is expected to serve as President and Chief Executive Officer);

•
approved an equity award for him under the Plan with a grant date of May 15, 2020 and a target award value of $2.067 million, split evenly between stock options and performance stock units (“PSUs”), in each case in a manner consistent with the Company’s standard grant practices. One-half of the stock options will vest on each of the fourth and fifth anniversaries of the grant date. The PSUs will be subject to a three-year performance period and further two-year holding period, each as further described in the Compensation Discussion and Analysis section of the Company’s 2020 Annual Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 25, 2020; and

•
approved relocation benefits in accordance with the Company’s relocation policy for executives, parking, financial/tax planning and tax preparation services, an annual physical, and personal usage of the Company aircraft beginning on the Effective Date with any personal usage in excess of $125,000 per year subject to full reimbursement by Mr. Blair.

In addition, in connection with Mr. Blair’s promotion, Danaher and Mr. Blair entered into an Amended and Restated Agreement Regarding Competition and Protection of Proprietary Interests (the “Blair Agreement”). Under the Blair Agreement, during and for two years after Mr. Blair’s employment with us, subject to certain customary exceptions, he is prohibited from disclosing or improperly using any of our confidential information; making any disparaging comments about us; competing with us; selling to or soliciting purchases from our customers and prospective customers; or hiring or soliciting any of our current or recent employees, or otherwise assisting or encouraging any of our employees to leave us, and during and for one year after his employment with us he is prohibited from working for any Danaher customers or vendors in any role in which he would use or disclose or threaten to use or disclose any of our confidential information. In addition, with limited exceptions all intellectual property that Mr. Blair develops in connection with his employment with us belongs to us.
The Blair Agreement further provides that if we terminate Mr. Blair’s employment without “cause” or if he terminates his employment for “good reason” (each as defined in the Blair Agreement) following the Effective Date, he will be entitled to (1) a cash amount equal to twelve months of base salary at the rate in effect on the date of termination (the “Termination Date,” and the year in which the Termination Date occurs is referred to as the “Termination Year”), (2) the annual cash incentive compensation award for service in the calendar year prior to the Termination Year, if it has not been paid prior to the Termination Date (the “Accrued Obligation”), (3) a cash amount equal to his target annual cash incentive compensation award for the Termination Year, and (4) a cash amount equal to the product of (x) his target annual cash incentive compensation award for the Termination Year, times (y) a fraction, the numerator of which is the number of calendar days from the beginning of the Termination Year through the Termination Date, and the denominator of which is 365; provided in each case he signs and does not revoke a release of all claims. Any severance payments paid under any other Danaher plan or agreement will diminish the severance payments under the Blair Agreement on a dollar-for-dollar basis (except for the Accrued Obligation).
The foregoing descriptions of the Joyce Agreement and the Blair Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Joyce Agreement, listed as Exhibit 10.1 hereto, and the Blair Agreement, listed as Exhibit 10.2 hereto, each of which is incorporated by reference into this Item 5.02.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Company’s annual meeting of shareholders was held on May 5, 2020. At the annual meeting, the Company’s shareholders voted on the following proposals:
1.    To elect the twelve directors named in the Company’s proxy statement to terms expiring in 2021. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Linda Hefner Filler	565,255,844	28,237,913	281,727	31,962,596
Thomas P. Joyce, Jr.	582,991,149	10,494,809	289,526	31,962,596
Jessica L. Mega, MD, MPH	593,226,081	265,445	283,958	31,962,596
Teri List-Stoll	463,988,388	129,414,702	372,394	31,962,596
Walter G. Lohr, Jr.	440,176,598	153,175,623	423,263	31,962,596
Mitchell P. Rales	569,008,774	24,478,998	287,713	31,962,596
Steven M. Rales	569,771,280	23,049,286	954,918	31,962,596
Pardis C. Sabeti, MD, D.Phil	593,205,689	263,763	306,032	31,962,596
John T. Schwieters	433,815,614	159,557,606	402,264	31,962,596
Alan G. Spoon	514,479,348	78,867,116	429,020	31,962,596
Raymond C. Stevens, Ph.D.	591,142,168	2,334,774	298,542	31,962,596
Elias A. Zerhouni, MD	582,012,594	11,463,396	299,494	31,962,596

2.    To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The proposal was approved by a vote of shareholders as follows:

For	611,967,098
Against	13,206,794
Abstain	564,189
3.    To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of shareholders as follows:

For	562,516,561
Against	30,631,028
Abstain	627,896
Broker Non-Votes	31,962,596
4.    To act upon a shareholder proposal requesting that Danaher amend its governing documents to reduce the percentage of shares required for shareholders to call a special meeting of shareholders from 25% to 10%. The proposal was rejected by a vote of shareholders as follows:

For	241,912,136
Against	351,216,277
Abstain	647,072
Broker Non-Votes	31,962,596

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description
10.1	Agreement by and between the Company and Thomas P. Joyce, Jr. dated May 6, 2020.
10.2	Amended and Restated Agreement Regarding Competition and Protection of Proprietary Interests by and between the Company and Rainer M. Blair, dated May 6, 2020.
99.1	Press release - “Danaher Corporation Announces CEO Transition”
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	May 6, 2020	By:	/s/ James F. O’Reilly
James F. O’Reilly
Vice President, Associate General Counsel and Secretary